Exhibit 99.1

QuinStreet Reports First Quarter Fiscal Year 2018 Financial Results

FOSTER CITY, CA – October 30, 2017 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing products and technologies, today announced financial results for the fiscal first quarter ended September 30, 2017.

For the first quarter, the Company reported revenue of $87.4 million, an increase of 19% year-over-year, and GAAP net income of $1.4 million, or $0.03 per share. Adjusted net income for the first quarter was $3.5 million, or $0.08 per share, and adjusted EBITDA was $6.6 million, or 8% of revenue.

The Company generated $5.6 million in normalized free cash flow in the first quarter and closed the period with $50.4 million in cash and no debt.

“Results were strong in the first quarter. Revenue was up 19% year-over-year, and adjusted EBITDA margin was 8%,” commented Doug Valenti, QuinStreet CEO. “Improved performance continues to be driven by our new product and media strategies and by clients shifting more spending to digital media and performance marketing.”

“We expect these general themes to continue. Given our strong performance in the first quarter and the momentum we are carrying into Q2, we now expect full fiscal year revenue growth to be in the range of 10-15% and that adjusted EBITDA margin will be about 8%. We will again update our full year outlook after reporting fiscal Q2 results,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 P.M. PT

The Company will host a conference call and corresponding live webcast at 2:00 P.M. PT today. To access the conference call, dial +1 (877) 723.9521 or +1 (719) 457.2627 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at https://event.mymeetingroom.com. The conference call replay will be available through Monday, November 6, 2017 at 4:30 P.M. PT.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income (loss) less benefit from taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income, net and external expenses related to the material weakness disclosed in our Annual Report on Form 10-K. The term “adjusted net income” refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense and external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, net of estimated taxes calculated based on the estimated annual statutory tax rate. Due to the effects of our deferred tax asset valuation allowance and our historical net operating losses, our annual effective tax rate is not meaningful as our income tax amounts for each period are not directly correlated to the amount of income or losses before income taxes for such period. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as external expenses related to the material weakness disclosed in our Annual Report on Form 10-K and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2017	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$50,367	$49,571
Accounts receivable, net	48,895	44,059
Prepaid expenses and other assets	7,227	6,225

Total current assets	106,489	99,855
Property and equipment, net	5,181	5,613
Goodwill	56,118	56,118
Other intangible assets, net	2,970	4,105
Other assets, noncurrent	8,327	8,617

Total assets	$179,085	$174,308

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,411	$25,205
Accrued liabilities	26,166	26,223
Deferred revenue	834	1,126

Total current liabilities	54,411	52,554
Other liabilities, noncurrent	3,533	3,672

Total liabilities	57,944	56,226

Stockholders’ equity:
Common stock	46	45
Additional paid-in capital	265,137	263,533
Accumulated other comprehensive loss	(454)	(463)
Accumulated deficit	(143,588)	(145,033)

Total stockholders’ equity	121,141	118,082

Total liabilities and stockholders’ equity	$179,085	$174,308

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net revenue	$87,418	$73,438
Cost of revenue (1)	75,940	67,808

Gross profit	11,478	5,630
Operating expenses: (1)
Product development	3,214	3,954
Sales and marketing	2,447	2,590
General and administrative	4,460	4,031

Operating income (loss)	1,357	(4,945)
Interest income	37	21
Interest expense	—	(156)
Other income, net	43	135

Income (loss) before taxes	1,437	(4,945)
Benefit from taxes	8	1,376

Net income (loss)	$1,445	$(3,569)

Net income (loss) per share:
Basic	$0.03	$(0.08)

Diluted	$0.03	$(0.08)

Weighted average shares used in computing net income (loss) per share:
Basic	45,578	45,668
Diluted	46,728	45,668
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$925	$971
Product development	476	536
Sales and marketing	299	357
General and administrative	737	743

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$1,445	$(3,569)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,261	3,373
Provision for sales returns and doubtful accounts receivable	139	95
Stock-based compensation	2,437	2,607
Other adjustments, net	—	(156)
Changes in assets and liabilities:
Accounts receivable	(4,975)	2,820
Prepaid expenses and other assets	(712)	(574)
Accounts payable	2,275	676
Accrued liabilities	(115)	(3,783)
Deferred revenue	(292)	(163)
Other liabilities, noncurrent	(139)	(119)

Net cash provided by operating activities	2,324	1,207

Cash Flows from Investing Activities
Capital expenditures	(124)	(401)
Internal software development costs	(543)	(695)
Other investing activities	—	90

Net cash used in investing activities	(667)	(1,006)

Cash Flows from Financing Activities
Withholding taxes related to release of restricted stock, net of share settlement	(726)	(347)
Repurchases of common stock	(125)	—

Net cash used in financing activities	(851)	(347)

Effect of exchange rate changes on cash and cash equivalents	(10)	2
Net increase (decrease) in cash and cash equivalents	796	(144)
Cash and cash equivalents at beginning of period	49,571	53,710

Cash and cash equivalents at end of period	$50,367	$53,566

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income (loss)	$1,445	$(3,569)
Amortization of intangible assets	1,134	1,948
Stock-based compensation	2,437	2,607
Material weakness related expense	528	—
Tax impact after non-GAAP items	(1,996)	(355)

Adjusted net income	$3,548	$631

Adjusted diluted net income per share	$0.08	$0.01

Weighted average shares used in computing adjusted diluted net income per share	46,728	45,700

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income (loss)	$1,445	$(3,569)
Interest and other income, net	(80)	—
Benefit from taxes	(8)	(1,376)
Depreciation and amortization	2,261	3,373
Stock-based compensation	2,437	2,607
Material weakness related expense	528	—

Adjusted EBITDA	$6,583	$1,035

QUINSTREET, INC. RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND NORMALIZED FREE CASH FLOW (In thousands) (Unaudited)
	Three Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$2,324	$1,207
Capital expenditures	(124)	(401)
Internal software development costs	(543)	(695)

Free cash flow	$1,657	$111

Changes in operating assets and liabilities	3,958	1,143

Normalized free cash flow	$5,615	$1,254